UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 13, 2013, the Company held its 2013 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The seven nominees for a term ending at the 2014 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
James D. Fast	6,226,798	215,117	13,413	2,075,394
Joseph J. Hartnett	6,341,302	100,941	13,085	2,075,394
Charles R. Kummeth	6,317,852	124,391	13,085	2,075,394
David P. Molfenter	6,238,671	203,072	13,585	2,075,394
Douglas R. Schrank	6,302,938	138,805	13,585	2,075,394
James R. Swartwout	6,339,002	102,741	13,585	2,075,394
Cary B. Wood	6,283,185	159,058	13,085	2,075,394

Proposal 2

Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
8,304,179	202,579	23,964	0

Proposal 3

Advisory Vote on Named Executive Officer Compensation

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
6,342,751	22,906	89,671	2,075,394

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: November 14, 2013	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer